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                                                                   Exhibit 24(b)


                            DURABLE POWER OF ATTORNEY

                                 WITH RESPECT TO

                          LINCOLN BENEFIT LIFE COMPANY
                                  (REGISTRANT)

The undersigned Director, Chairman of the Board and Chief Executive Officer of Lincoln Benefit Life Company constitutes and appoints Susan L. Lees, as his true and lawful attorney-in-fact and agent, in any and all capacities, to sign the following registration statements: File No. 333-158172, 333-158192, 333-158180, 333-158181, of Lincoln Benefit Life Company, and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm each and every act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this Power of Attorney.

April 7, 2010


/s/ Matthew E. Winter
-----------------------------------
Matthew E. Winter
Director, Chairman of the Board and
Chief Executive Officer